                                                                     EXHIBIT 4.5


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           QUEEN SAND RESOURCES, INC.
                  (ORIGINALLY NAMED PARK AVENUE CAPITAL, INC.)
                   (ORIGINALLY INCORPORATED ON MAY 11, 1989)


FIRST:          Name.  The name of the corporation is QUEEN SAND RESOURCES, INC.

SECOND:         Registered Office.  The registered office of the Corporation is
Corporation Trust Centre, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware. The name of the Corporation's registered agent is The Corporation Trust Company.

THIRD:          Purpose.  The purpose of the corporation is to purchase, own and sell the stock, securities and/or assets of various businesses, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:         Power.  The corporation shall have every power which a
corporation now or hereafter organized under the General Corporation Law or successor statutes of Delaware may have.

FIFTH:          Description and Authorization of Stock.

        (a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have the authority to issue is one hundred fifty million (150,000,000) shares, which shall consist of (i) one hundred million (100,000,000) shares of Common Stock, par value ($0.0015) per share (the "Common Stock") and (ii) fifty million (50,000,000) shares of Preferred Stock, par value ($0.01) per share (the "Preferred Stock").

        (b)     Common Stock.

                (i) Voting Rights. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, including the election of directors. The holders of Common Stock shall not have cumulative voting rights.

                (ii) Dividends. Subject to the prior rights of any Preferred Stock issued by the Corporation, as and if dividends are declared thereon by the Board of Directors of the Corporation out of funds legally available therefor, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, on a share-for-share basis, in all such dividends.

                (iii) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, after all amounts due and owing to the holders of any Preferred Stock of the Corporation have been paid or the payment has been fully provided for, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock and will be entitled to share equally, on a share-for- share basis, in such distribution. Neither the merger or consolidation of the Corporation with or
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into another corporation or corporations, nor the sale or transfer by the
Corporation of all or part of its assets, nor the reduction of its capital stock, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

        (c)     Preferred Stock.

                (i) Issuance. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, dividend or other special rights, and qualifications, limitations, restrictions or other characteristics thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereafter prescribed. The shares of each series of the Preferred Stock may vary from the shares of any other class or series in any respect.

         The resolution or resolutions providing for the issuance of any such series may provide, without limitation:

                          (A)     whether or not shares of a series shall have
voting rights, full, special or limited, or shall have no voting rights, and whether or not the holders of such shares are to be entitled to vote as a separate class or series either alone or together with the holders of one or more other classes or series of stock; provided, however, that if the resolutions authorize the holders of Preferred Stock to elect Directors upon certain events, those Directors elected by the holders of Preferred Stock shall be in addition to those directors authorized from time to time pursuant to the Bylaws of the Corporation;

                          (B)     the number of shares to constitute the series
and the designations thereof;

                          (C)     the preferences and relative, participating,
optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

                          (D)     whether or not the shares of any series shall
be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                          (E)     whether or not the shares of a series shall
be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;





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                          (F)     the dividend rate, if any, whether dividend
rates are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and the date or dates from which such dividends shall accumulate;

                          (G)     the preferences, if any, and the amounts
thereof which the holders of shares of any series shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                          (H)     whether or not the shares of any series shall
be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including, without limitation, additional shares of such series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of the Corporation of, any outstanding stock of the Corporation;

                          (I)     whether or not the shares of any series, at
the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                          (J)     such other voting powers, designations,
preferences, rights, qualifications, limitations or restrictions with respect to any series as the Board of Directors of the Corporation may deem advisable.

                 (ii) Increases and Decreases in Series. The Board of Directors of the Corporation may increase the number of shares (but not above the total number of authorized shares of the class) of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock (but not below the number of shares thereof then outstanding) designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         (d)     Series A Preferred Stock

         Section 1. Designation. The distinctive serial designation of said series shall be "Series A Participating Convertible Preferred Stock" (hereinafter called "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects with all other shares of Series A Preferred Stock.





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         Section 2.       Number of Shares.  The number of shares of Series A
Preferred Stock shall be 9,600,000. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled, and the Company shall take all such actions as are necessary to cause such shares to revert to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         Section 3. Definitions. As used herein with respect to Series A Preferred Stock, the following terms shall have the following meanings:

                 (a) The term "Junior Securities" shall mean the Common Stock, par value $.0015 per share (the "Common Stock"), of the Corporation and any other class or series of stock of the Corporation hereafter authorized over which the Series A Preferred Stock has preference or priority in the payment of dividends, when used with respect to the payment of dividends, or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, when used with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                 (b) The term "Parity Securities" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with the Series A Preferred Stock in the payment of dividends, when used with respect to the payment of dividends, or the distribution of assets on any liquidation, dissolution or winding up of the Corporation, when used with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                 (c) The term "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in Houston, Texas are not required to be open for business.

         Section 4. Dividends. The holders of record, as of the record date therefor or, if there is no such record date, as of the date of payment thereof, of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, any dividends (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock) payable on the Common Stock, as and when paid, in an amount equal to the amount each such holder would have received if such holder's shares of Series A Preferred Stock had been converted into Common Stock immediately prior to the record date or, if there is no such record date, on the date of payment thereof. Such right to receive dividends shall be in addition to the right to receive any dividends payable pursuant to paragraph (b) of Section 9.

         Section 5.       Liquidation Preference.

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any of the assets of the Corporation shall be distributed among or paid over to the holders of any Junior Securities, the holders of shares of Series A Preferred Stock shall be entitled to receive (i) an amount per share (the "Liquidation Preference") equal to the lesser of (A) $1.50 and (B) the sum of (x) $0.521 and
(y) the quotient





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obtained by dividing (I) the aggregate amount of all payments made, as of the date of such liquidation, dissolution or winding up, to the Corporation by Joint Energy Development Investments Limited Partnership ("JEDI") or its assignee pursuant to the Earn Up Agreement dated as of May 6, 1997 between the Corporation and JEDI by (II) 9,600,000 and (ii) any and all accrued but unpaid dividends thereon, and shall not be entitled to any other or additional distribution.

                 (b) If upon such liquidation, dissolution or winding up, whether voluntary or involuntary, the assets available for distribution among the holders of shares of Series A Preferred Stock and holders of Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the assets of the Corporation available for distribution among the holders of Series A Preferred Stock and holders of Parity Securities shall be distributed ratably among such holders so that the amounts distributed in respect of the Series A Preferred Stock and the Parity Securities shall bear to each other the same ratio that the full amounts payable on liquidation, dissolution or winding up of the Corporation to the holders of shares of Series A Preferred Stock and the Parity Securities bear to each other.

                 (c) A consolidation or merger of the Corporation with or into any other corporation or other entity, or a sale of all or substantially all of the assets of the Corporation that does not involve a distribution by the Corporation of cash or other property to the holders of shares of the Common Stock, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.

         Section 6. Conversion Rights. Each holder of shares of Series A Preferred Stock shall have the right, at such holder's option, to convert such shares into shares of Common Stock of the Corporation at any time and from time to time on and subject to the following terms and conditions:

                 (a) The shares of Series A Preferred Stock shall be convertible at the principal office of the Corporation and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, at the Conversion Rate, as hereinafter defined, subject to adjustment as provided herein. The "Conversion Rate," which represents the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible, shall initially be one.

                 (b) In order to convert shares of Series A Preferred Stock into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate





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or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. Preferential dividends pursuant to Section 4(a) on converted shares of Series A Preferred Stock shall cease to accrue on the date of conversion, and all such dividends that have accrued as of the date of conversion but have not been paid shall be payable on the date such dividends would have been payable if such conversion had not occurred.

                 (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay cash in respect of such fraction in an amount equal to such fraction of the fair market value (as determined by the Board of Directors of the Corporation) of a share of Common Stock on the date on which the certificate or certificates for such shares were duly surrendered for conversion.

                 (d) The number and kind of securities issuable upon the conversion of the Series A Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events occurring on or after the Issuance Date of the shares of the Series A Preferred Stock as follows:

                          (i) In case of any reclassification or change of outstanding securities issuable upon exercise of the conversion rights (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation or other entity (other than a merger with another corporation or other entity in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding securities issuable upon conversion of the Series A Preferred Stock), the holders of the Series A Preferred Stock shall have, and the Corporation, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that the holders of the Series A Preferred Stock do have, the right to obtain upon conversion of the Series A Preferred Stock, in lieu of each share of Common Stock theretofore issuable upon conversion of the Series A Preferred Stock, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock issuable upon conversion of the Series A Preferred Stock as if the conversion had occurred immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subparagraph (d)(i). The provisions of this subparagraph (d)(i) shall similarly apply to successive reclassifications, changes, consolidations or mergers.





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                          (ii)    If the Corporation at any time while any of
         the Series A Preferred Stock is outstanding, shall subdivide or combine its Common Stock, the Conversion Rate shall be proportionately adjusted at the effective date of such subdivision or combination, or if the Corporation shall take a record of its Common Stock for the purpose of so subdividing or combining, at such record date, whichever is earlier.

                          (iii) If the Corporation at any time while any of the Series A Preferred Stock is outstanding shall pay a dividend payable in, or make any other distribution of, Common Stock, the Conversion Rate shall be adjusted, at the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, at the date of such payment or other distribution), to that rate determined by multiplying the Conversion Rate in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution plus, in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution. For purposes hereof, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or its subsidiaries.

                 (e) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall compute the adjusted Conversion Rate in accordance with this Section 6 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be mailed to the holders of record of outstanding shares of the Series A Preferred Stock.

                 (f) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                 (g) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.





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                 (h)      Concurrently with the transfer of any shares of
Series A Preferred Stock to any person (other than any direct or indirect affiliate of JEDI or any other entity managed by Enron Corp. or any of its affiliates or for which Enron Corp. or one of its affiliates acts as administrative agent) (each a "Designated Holder"), the shares of Series A Preferred Stock so transferred shall automatically be converted into a like number of shares of Series B Participating Convertible Preferred Stock of the Corporation, $.01 par value per share (the "Series B Preferred Stock"). Upon registration of any transfer of shares of Series A Preferred Stock to any person other than a Designated Holder, the Corporation or its transfer agent shall issue to the transferee a certificate representing number of Series B Preferred Stock which is equal to the number of shares of Series A Preferred Stock surrendered for transfer.

         Section 7.       Voting Rights.

                 (a) Except as provided in paragraph (b) of this Section 7, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock (and of any other class or series which may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote, and the number of votes that each share of Series A Preferred Stock shall entitle to the holder thereof to cast shall be the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible as of the record date for such vote or, if there is no record date for the vote, at the time of the vote.

                 (b) So long as at least 960,000 shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the approval of the holders of the shares of Series A Preferred Stock, acting as a single class, shall be necessary for effecting or validating:

                          (i) Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation or the bylaws of the Corporation;

                          (ii) The authorization, creation or issuance of, or the increase in the authorized amount of, any Parity Securities or any shares of any class or series or any security convertible into shares of any class or series of any security ranking prior to the shares of Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation;

                          (iii)   The merger or consolidation of the
         Corporation with or into any other corporation or other entity or the sale of all or substantially all of the Corporation's assets; or

                          (iv)    Any reorganization, restructuring,
         recapitalization or other similar transaction that requires the approval of the stockholders of the Corporation.




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                 (c)      With respect to any matter that requires the approval
of holders of Series A Preferred Stock acting separately as a class or any action that may be taken by the holders of Series A Preferred Stock, such approval shall be deemed to be given or such action taken by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, given in person or by proxy, by written consent or at the annual meeting of the Corporation's stockholders, or a special meeting in lieu thereof, or at a special meeting of the holders of shares of Series A Preferred Stock called for the purpose of voting on such matter or action. Upon receipt of the written request of the holders of 25% or more of the outstanding shares of Series A Preferred Stock, the Secretary of the Corporation shall call and give notice of a special meeting of the holders of the Series A Preferred Stock for the purpose specified in such request, which meeting shall be held within 30 days after delivery of such request to the Corporation; provided that the Secretary shall not be required to call such a special meeting in the case of any such request received less than 30 days before the date fixed for an annual meeting of the Company's stockholders.

         Section 8. Election of Directors. The holders of shares of Series A Preferred Stock shall have the right, exercisable at any time and acting separately as a class, to elect a number of members of the board of directors such that the quotient obtained by dividing such number by the maximum authorized number of directors (as increased to include such additional directors elected pursuant to this Section 8) is as close as possible to being equal to the percentage of the outstanding voting power of the Corporation entitled to vote generally in the election of directors that is represented by the outstanding shares of Series A Preferred Stock at such time. Upon the taking of any such action by the holders of Series A Preferred Stock to elect directors of the Corporation, the maximum authorized number of members of the Board of Directors shall automatically be increased by one or two, as appropriate. A director elected by the holders of Series A Preferred Stock pursuant to this Section 8 shall serve until his successor is duly elected and qualified or until his removal. Such a director may be removed without cause at any time by action, and only by such action, of the holders of shares of Series A Preferred Stock. If the office of a director elected pursuant to this
Section 8 becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, such vacancy may be filled by the action, and only by such action, of the holders of shares of Series A Preferred Stock.

         Section 9.       Event of Default.

                 (a) For purposes hereof, an "Event of Default" shall be deemed to have occurred if the Corporation shall fail to comply with any of the covenants contained in Article VI of the Securities Purchase Agreement dated March 27, 1997 between the Corporation and JEDI (the "Securities Purchase Agreement"), provided that, in the case of the covenants contained in Sections 6.02, 6.03, 6.04, 6.10. 6.11 or 6.13(b) of the Securities Purchase Agreement, failure to comply shall not be considered an Event of Default if such failure is cured or compliance is waived in writing by JEDI within 30 days after the date on which the failure to comply first occurs.





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         Upon the failure of the Corporation to comply with any of the covenants contained in Article VI of the Securities Purchase Agreement, the Corporation shall provide written notice of such event, including the date on which such event first occurred, to all of the holders of record of shares of Series A Preferred Stock within 10 days after the occurrence of such event. Failure to provide such notice shall be deemed an Event of Default. Any Event of Default may be waived in writing by JEDI at any time, in which case paragraphs (b) - (d) of this Section 9 shall not apply with respect to such Event of Default; provided, however, that no such waiver of an Event of Default shall be deemed to be a waiver of any other Event of Default.

                 (b) Upon the occurrence and during the continuance of an Event of Default, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, in addition to all other dividends payable hereunder to holders of shares of Series A Preferred Stock and when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends accruing from the date of the Event of Default (the "Default Date") in an amount per share per annum equal to 6% of the Liquidation Preference in effect at the time of accrual of such dividends, payable quarterly in arrears on or before the 15th day (the "Dividend Payment Date") after the last day of each calendar quarter during which such dividends are payable (each a "Dividend Period"). If any Dividend Payment Date occurs on a day that is not a Business Day, the dividend shall be payable on the next succeeding Business Day. Each such dividend will be payable to holders of record as they appear on the stock transfer records of the Corporation on such record dates, not less than 10 nor more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series A Preferred Stock shall accrue (whether or not declared) on a daily basis and shall be cumulative (whether or not in any Dividend Period there shall be funds of the Corporation legally available for the payment of such dividends). The first dividend shall accrue from the Default Date through the end of the first calendar quarter to end after the Default Date, and subsequent dividends shall accrue on a daily basis during the Dividend Period for which they are payable. Accrued and unpaid dividends on the Series A Preferred Stock shall not bear interest. Unless full cumulative dividends accrued on all outstanding shares of the Series A Preferred Stock have been or contemporaneously are declared and paid for all Dividend Periods ending on or prior to the date of payment thereof, no dividend shall be declared or paid or set aside for payment or other distribution declared or made on the Common Stock or on any other Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock or any other Junior Securities), nor shall any Common Stock nor any other Junior Securities be redeemed, purchased or otherwise acquired for any consideration (other than by conversion into or exchange or exercise for other Junior Securities), nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by the Corporation or any of its subsidiaries, except by conversion into or exchange for Junior Securities.

                 (c) Upon the occurrence and during the continuance of an Event of Default resulting from the failure of the Corporation to comply with any of the covenants contained in Sections 6.01, 6.06, 6.07, 6.08, 6.09, 6.10, 6.12, 6.13, 6.14, or 6.16 of the Securities Purchase Agreement, the holders of shares of Series A Preferred Stock shall have the right, acting separately as a class, to elect a number of persons to the Board of Directors of the Corporation that, along with any members of the Board of Directors who are serving at the time of such action and were elected pursuant to Section 8, will constitute a majority of the Board of Directors. Upon the taking of such action, the maximum authorized number of members of the Board of Directors shall automatically increase by the number of directors so elected, and the vacancies so created shall be filled by the persons elected pursuant to this subparagraph (ii). In the event that upon the election of directors under this paragraph (c), the Corporation is required under Rule 14f-1 under the Securities Exchange Act of 1934, as amended, to file with the Securities and Exchange Commission and transmit to its stockholders certain information, the Corporation shall take such action as promptly as practicable, and the term of office of the directors so elected shall begin upon the termination of the 10 day period prescribed by such Rule. A director elected by the holders of Series A Preferred Stock pursuant to this Section 9(c) shall serve until his successor is duly elected and qualified, until his removal or until his term terminates as provided below. Such a director may be removed without cause at any time by action, and only by such action, of the holders of shares of Series A Preferred Stock. If the office of a director elected pursuant to this Section 9(c) becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, such vacancy may be filled by the action, and only by such action, of the holders of shares of Series A Preferred Stock. At such time as the Event of Default giving rise to this right to elect directors has been cured, such right shall terminate, the terms of any directors elected pursuant to this subparagraph (ii) shall terminate and the maximum number of authorized members of the Board of Directors shall decrease automatically to the maximum number of authorized members of the Board of Directors in effect immediately before any action was taken pursuant hereto.

                 (d) Upon the occurrence of an Event of Default resulting from the failure of the Company to comply with any of the covenants contained in Sections 6.01, 6.08, 6.09, 6.10, 6.13(b), 6.14, or 6.16 of the Securities
Purchase Agreement, each holder of shares of Series A Preferred Stock shall have the right, by written notice to the Corporation (the "Repurchase Notice") within 90 days after the occurrence of the Event of Default, to require that the Corporation repurchase, out of funds legally available therefor, such holder's shares of Series A Preferred Stock for an amount in cash equal to the amount such holder would receive in respect of the shares to be repurchased if the Corporation were liquidated, dissolved or wound up on the date of the holder's Repurchase Notice. Any Repurchase Notice shall be accompanied by duly endorsed certificates representing the shares of Series A Preferred Stock to be repurchased. Upon receipt of a Repurchase Notice, the Corporation shall make payment in cash of the appropriate amount to the holder requiring repurchase with five Business Days of the date such Repurchase Notice is received, unless the Corporation receives within 90 days after the occurrence of the Event of Default written notice from such holder prior to such payment that such holder is withdrawing its requirement of the repurchase of its shares of Series A Preferred Stock.

         (e)     Series B Preferred Stock

         Section 1. Designation. The distinctive serial designation of said series shall be "Series B Participating Convertible Preferred Stock" (hereinafter called "Series B Preferred Stock"). Each share of Series B Preferred Stock shall be identical in all respects with all other shares of Series B Preferred Stock. Shares of Series B Preferred Stock shall not be issuable except upon the conversion of shares of the Corporation's Series A Participating Convertible

Preferred Stock in accordance with the terms of the Certificate of Designation relating to such stock.

         Section 2. Number of Shares. The number of shares of Series B Preferred Stock shall be 9,600,000. Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled, and the Corporation shall take all such actions as are necessary to cause such shares to revert to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         Section 3. Definitions. As used herein with respect to Series B Preferred Stock, the following terms shall have the following meanings:

                 (a) The term "Junior Securities" shall mean the Common Stock, par value $.0015 per share (the "Common Stock"), of the Corporation and any other class or series of stock of the Corporation hereafter authorized over which the Series B Preferred Stock has preference or priority in the payment of dividends, when used with respect to the payment of dividends, or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation, when used with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                 (b) The term "Parity Securities" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with the Series B Preferred Stock in the payment of dividends, when used with respect to the payment of dividends, or the distribution of assets on any liquidation, dissolution or winding up of the Corporation, when used with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                 (c) The term "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in Houston, Texas are not required to be open for business.

         Section 4. Dividends. The holders of record, as of the record date therefor or, if there is no such record date, as of the date of payment thereof, of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, any dividends (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock) payable on the Common Stock, as and when paid, in an amount equal to the amount each such holder would have received if such holder's shares of Series B Preferred Stock had been converted into Common Stock immediately prior to the record date or, if there is no such record date, on the date of payment thereof.

         Section 5.       Liquidation Preference.

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any of the assets of the Corporation shall be distributed among or paid over to the holders of any Junior Securities, the holders of shares of Series B Preferred Stock shall be entitled to receive (i) an amount per share equal to the lesser of (A) $1.50 and (B) the sum of (x) $0.521 and (y) the quotient obtained by dividing (I) the aggregate amount of all payments made, as of the date of such liquidation, dissolution or winding up, to the Corporation by Joint Energy Development Investments Limited Partnership ("JEDI") or its assignee pursuant to the Earn Up Agreement dated as of May 6, 1997 between the Corporation and JEDI by (II) 9,600,000 and (ii) any and all accrued but unpaid dividends thereon, and shall not be entitled to any other or additional distribution.

                 (b) If upon such liquidation, dissolution or winding up, whether voluntary or involuntary, the assets available for distribution among the holders of shares of Series B Preferred Stock and holders of Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the assets of the Corporation available for distribution among the holders of Series B Preferred Stock and holders of Parity Securities shall be distributed ratably among such holders so that the amounts distributed in respect of the Series B Preferred Stock and the Parity Securities shall bear to each other the same ratio that the full amounts payable on liquidation, dissolution or winding up of the Corporation to the holders of shares of Series B Preferred Stock and the Parity Securities bear to each other.

                 (c) A consolidation or merger of the Corporation with or into any other corporation or other entity, or a sale of all or substantially all of the assets of the Corporation that does not involve a distribution by the Corporation of cash or other property to the holders of shares of the Common Stock, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.

         Section 6. Conversion Rights. Each holder of shares of Series B Preferred Stock shall have the right, at such holder's option, to convert such shares into shares of Common Stock of the Corporation at any time and from time to time on and subject to the following terms and conditions:

                 (a) The shares of Series B Preferred Stock shall be convertible at the principal office of the Corporation and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, at the Conversion Rate, as hereinafter defined, subject to adjustment as provided herein. The "Conversion Rate," which represents the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible, shall initially be one.

                 (b) In order to convert shares of Series B Preferred Stock into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares.

Shares of Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. Preferential dividends pursuant to Section 4(a) on converted shares of Series B Preferred Stock shall cease to accrue on the date of conversion, and all such dividends that have accrued as of the date of conversion but have not been paid shall be payable on the date such dividends would have been payable if such conversion had not occurred.

                 (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay cash in respect of such fraction in an amount equal to such fraction of the fair market value (as determined by the Board of Directors of the Corporation) of a share of Common Stock on the date on which the certificate or certificates for such shares were duly surrendered for conversion.

                 (d) The number and kind of securities issuable upon the conversion of the Series B Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events occurring on or after the Issuance Date of the shares of the Series B Preferred Stock as follows:

                          (i) In case of any reclassification or change of outstanding securities issuable upon exercise of the conversion rights (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation or other entity (other than a merger with another corporation or other entity in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding securities issuable upon conversion of the Series B Preferred Stock), the holders of the Series B Preferred Stock shall have, and the Corporation, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that the holders of the Series B Preferred Stock do have, the right to obtain upon conversion of the Series B Preferred Stock, in lieu of each share of Common Stock theretofore issuable upon conversion of the Series B Preferred Stock, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock issuable upon conversion of the Series B Preferred Stock as if the conversion had occurred immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subparagraph (d)(i). The provisions of this subparagraph (d)(i) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                          (ii) If the Corporation at any time while any of the Series B Preferred Stock is outstanding, shall subdivide or combine its Common Stock, the Conversion Rate shall be proportionately adjusted at the effective date of such subdivision or combination, or if the Corporation shall take a record of its Common Stock for the purpose of so subdividing or combining, at such record date, whichever is earlier.

                          (iii) If the Corporation at any time while any of the Series B Preferred Stock is outstanding shall pay a dividend payable in, or make any other distribution of, Common Stock, the Conversion Rate shall be adjusted, at the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, at the date of such payment or other distribution), to that rate determined by multiplying the Conversion Rate in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution plus, in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution. For purposes hereof, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or its subsidiaries.

                 (e) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall compute the adjusted Conversion Rate in accordance with this Section 6 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be mailed to the holders of record of outstanding shares of the Series B Preferred Stock.

                 (f) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series B Preferred Stock then outstanding.

                 (g) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

         Section 7.       Voting Rights.

                 In addition to any other voting rights required by applicable law, the holders of Series B Preferred Stock shall vote together with the holders of Common Stock (and of any other class or series which may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote, and the number of votes that each share of Series B Preferred Stock shall entitle to the holder thereof to cast shall be the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible as of the record date for such vote or, if there is no record date for the vote, at the time of the vote.

SIXTH:           By-Laws.

         (a) Adoption and Amendment of By-Laws. The board of directors and stockholders of the corporation shall have the authority to adopt, amend, or repeal the by-laws of the corporation. The by-laws of the corporation may contain provisions relating to the adoption, amendment, and repeal of the by-laws.

         (b) Ballot in Elections. Election of directors need not be by ballot unless the by-laws so provide.

SEVEN:           Compromise.  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application or trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.





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
EIGHT:           Limitation of Director Liability.  No director of the
corporation shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for acts or omissions for which such liability may not be eliminated under subsection (7) of Section 102 of Title 8 of the Delaware Code.

NINE:            Advancement of Litigation Expenses.  The corporation shall pay in advance of final disposition all expenses incurred by any officer or director in defending any civil or criminal action suit or proceeding, to the full extent permitted by and subject to the conditions specified in subsection
(e) of section 145 of Title 8 of the Delaware Code.

TEN:             Amendment of Certificate.  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 * * * * * * *

         IN WITNESS WHEREOF, Queen Sand Resources, Inc. has duly adopted this Restated Certificate of Incorporation, which only restates and integrates and does not further amend the existing provisions of the Certificate of Incorporation of the Corporation, as theretofore amended or supplemented, and contains no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation of the Corporation, in accordance with
Section 245 of the General Corporation Law of Delaware, and has caused this certificate to be executed by its duly authorized officer.



                                                  /s/ EDWARD J. MUNDEN
                                                  ----------------------------
                                                  Edward J. Munden, President
                                                  and Chief Executive Officer





                                      18